                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              The Dwyer Group, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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   (2)  Aggregate number of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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
                              THE DWYER GROUP, INC.
                         1010 N. University Parks Drive
                                Waco, Texas 76707

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 2001

To the Shareholders of
THE DWYER GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of The Dwyer Group, Inc., a Delaware corporation (the "Company") will be held at the offices of the Company located at 1010 N. University Parks Drive, Waco, Texas, on Friday, June 22, 2001, at 10:00 A.M., local time, for the following purposes:

         (a) To elect seven directors of the Company to serve until the next annual meeting of the shareholders or until their respective successors shall be elected and qualified;

         (b)      To amend the Company's 1997 Stock Option Plan;

         (c) To ratify the appointment of BDO Seidman, LLP as independent accountants for the Company and its wholly owned subsidiaries for the year ended December 31, 2001; and

         (d) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

         Only shareholders of record at the close of business on May 10, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of shareholders entitled to vote at the meeting will be available at the meeting for examination by any shareholder.

         It is desirable that as large a proportion as possible of the shareholders' interests be represented at the meeting. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR STOCK WILL BE REPRESENTED. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the annual meeting of shareholders and withdrawing the proxy. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.


                                            By Order of the Board of Directors



                                                     DEBORAH WRIGHT-HOOD
                                                          Secretary



WACO, TEXAS
May 31, 2001

                              THE DWYER GROUP, INC.
                         1010 N. University Parks Drive
                                Waco, Texas 76707


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 2001


         This Proxy Statement is furnished to shareholders of The Dwyer Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Friday, June 22, 2001 at 10:00 a.m. CDT at the Company's headquarters in Waco, Texas. Proxies in the form enclosed, if properly executed, returned to the Company prior to the meeting, and not revoked, will be voted at the meeting. The proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company. This Proxy Statement and the enclosed proxy card will first be sent to the shareholders on May 31, 2001. The enclosed 2000 Annual Report of the Company does not form any part of the proxy solicitation material.


                            OUTSTANDING COMMON STOCK

         The record date for shareholders entitled to vote at the annual meeting is May 10, 2001. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the meeting 6,997,931 shares of Common Stock, $0.10 par value ("Common Stock"), and 647,254 shares of Common Stock were held in the Company's treasury.


                          ACTION TO BE TAKEN AT MEETING

         The accompanying proxy, if signed and returned, unless the shareholder otherwise specifies in the proxy, will be voted (1) FOR the election as directors of the Company, the seven persons named under "Election of Directors";
(2) FOR the proposed amendment to the Company's 1997 Stock Option Plan ("Option Plan"); (3) FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and (4) at the discretion of the proxy holder, on any other matter or business that may properly come before the meeting or any postponements or any adjournments thereof. Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the Secretary of the Company ("Proxy Holder") may vote the proxies in her discretion. The directors do not know of any such other matter or business.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in their name at the close of business on the record date. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal (other than the election of directors) as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

         To be elected a director, each nominee must receive a plurality of all of the votes cast at the meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the Proxy

Holder may vote the proxies for election of any other person the Board of Directors may recommend. Each nominee has expressed their intention to serve the entire term for which election is sought.

         A favorable vote by the holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote thereon at the annual meeting, is required to approve the amendment to the Option Plan and to ratify and approve the appointment of BDO Seidman, LLP as independent accountants for the Company for the year ended December 31, 2001.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of December 31, 2000, certain information regarding the beneficial ownership of Common Stock by (i) each of named executive officers, (ii) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (iii) each director of the Company and (iv) all directors and officers as a group:



                                                                                      BENEFICIAL OWNERSHIP (1)
                                                                                      ------------------------

NAME AND ADDRESS OF BENEFICIAL OWNER                                            NUMBER OF SHARES         PERCENT (2)
------------------------------------                                            ----------------         -----------
Dwyer Investments, Ltd. (4)                                                         3,800,706               54.3%
Donald J. Dwyer Family Trust (4)                                                      115,659                1.7%
Theresa Dwyer (3) (6) (7)                                                           4,013,746               57.4%
Donald J. Dwyer, Jr. (3) (5) (7) (8) (9)                                              983,315               14.0%
Dina Dwyer-Owens (3) (8) (10)                                                         569,191                8.1%
Robert Tunmire (3) (8) (11)                                                           683,934                9.6%
Deborah Wright-Hood (3) (8)                                                           562,460                8.0%
Thomas Buckley (3) (12)                                                                81,623                1.2%
John Hayes (13)                                                                        35,102                 *
James Sirbasku (14)                                                                    21,000                 *
Donald E. Latin (15)                                                                   15,500                 *
Michael Bidwell (3) (16)                                                               99,945                1.4%
Darren Dwyer (3) (8)                                                                  533,391                7.6%
Douglas Dwyer (3) (8)                                                                 550,773                7.9%
Donna Dwyer-Van Zandt (3) (8)                                                         560,055                8.0%
Renaissance Capital Growth & Income Fund III (17)                                     675,000                9.6%
All officers and directors as a group (nine persons) (5) (6) (18)                   4,861,870               66.3%

----------------------

*Less than 1%.

(1) Each beneficial owner's percentage ownership is determined by including shares over which the person has voting power or dispositive power and by assuming that options that are held by such person (but not those held by any other person) and which are exercisable, have been exercised. Except as noted, the Company believes that all persons named in the table have voting and dispositive power with respect to all shares of Common Stock beneficially owned by them.

(2) Based on a total of 6,997,931 shares of Common Stock outstanding prior to the exercise of any outstanding options or warrants.

(3) The principal business address of each of these individuals is c/o the Company, 1010 N. University Parks Drive, Waco, Texas 76707.

(4) Mr. Dwyer, former Chairman of the Board, President and CEO of the Company, died December 4, 1994. On April 10, 1997, his Estate distributed 4,077,501 shares of Common Stock beneficially owned by the Estate to Ms. Theresa Dwyer with the remaining 115,423 shares distributed to the Donald J. Dwyer Family Trust (the "Trust), of which Ms. Theresa Dwyer and Mr. Donald Dwyer, Jr. are Co-Trustees. On September 4, 1997, Ms. Theresa Dwyer contributed 3,899,182 beneficially owned shares, and the Trust contributed 115,092 beneficially owned shares, to Dwyer Investments, Ltd. (the "Partnership") in exchange for equity interests. On April 10, 1998, Ms. Dwyer sold 13.3% limited partnership interests in the Partnership to Mr. Donald J. Dwyer, Jr., Ms. Donna Dwyer-Van Zandt, Ms. Deborah Wright-Hood, Ms. Dina Dwyer-Owens, Mr. Darren Dwyer, Mr. Douglas Dwyer, as trustees of various generation-skipping trusts, and to Mr. Robert Tunmire, individually, each acquiring a 13.3% limited partnership interest. Ms. Dwyer, as managing partner, has sole dispositive power over the stock owned by the Partnership. The principal address for the Partnership and the Trust is c/o the Company, 1010 N. University Parks Drive, Waco, Texas, 76707.

(5) Includes beneficial ownership of 295,000 shares of Common Stock acquired in 1999 pursuant to a stock option agreement with the Company.

(6) Includes 3,800,706 shares of Common Stock of the Partnership over which Ms. Theresa Dwyer has sole dispositive power as Managing Partner.

(7) Includes 115,659 shares of Common Stock of the Trust over which Ms. Theresa Dwyer and Donald J. Dwyer, Jr., have shared voting power as Co-Trustees.

(8) Includes 533,215 shares of Common Stock of the Partnership over which the individual has full voting power, but no dispositive power.

(9) Includes 5,000 shares of Common Stock now exercisable under an Incentive Stock Option Plan.

(10) Includes 5,000 shares of Common Stock now exercisable under an Incentive Stock Option Plan.

(11) Includes 100,000 shares of Common Stock now exercisable under an Incentive Stock Option Plan.

(12) Includes 46,923 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan and 30,000 warrants purchased from an unrelated third party in 2000.

(13) Includes 34,852 shares of Common Stock now exercisable or exercisable within 60 days pursuant to options granted Mr. Hayes. The principal business address of Mr. Hayes is 6612 Dupper Court, Dallas, Texas 75252.

(14) Includes 16,000 shares of Common stock now exercisable or exercisable within 60 days pursuant to options granted Mr. Sirbasku. The principal business address of Mr. Sirbasku is 5205 Lakeshore Drive, Waco, TX 76710.

(15) Includes 5,000 shares of Common Stock now exercisable pursuant to options granted Mr. Latin. The principal business address of Mr. Latin is 3102 Maple Avenue, Suite 450, Dallas, TX 75201.

(16) Includes 68,200 shares of Common Stock now exercisable under an Incentive Stock Option Plan and 30,000 warrants purchased from an unrelated third party in 2000.

(17) The principal business address of Renaissance Capital Growth & Income Fund III, Inc. is c/o Renaissance Capital Group, Inc., 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(18) Includes 280,975 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan and 60,000 warrants exercisable by officers of the Company.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         Seven directors are to be elected at the annual meeting. Directors are elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Shareholders are not permitted to cumulatively vote their shares in connection with the election of directors.

NOMINEES FOR DIRECTOR

         Set forth below is certain information concerning the persons nominated for election as directors of the Company.

         Theresa Dwyer, 66, has been Chairperson of the Board of Directors since July of 1995, and Director of the Company since December of 1994. She has been the majority stockholder and President of the following privately held companies: Worldwide Cabinet Systems, Inc.; Worldwide Refinishing Systems, Inc.; Worldwide Whirlpool Systems, Inc.; Worldwide Franchise Consultants, Ltd.; Aames Auto Leasing, Inc.; and Sun Screen of Austin, Inc. since December of 1994. She also serves as Vice President of Worldwide Supply, Inc., and Secretary of Dwyer Real Estate and Development, Inc. Mrs. Dwyer also serves as Managing Partner of Dwyer Investments, Ltd.

         Dina Dwyer-Owens, 38, has served as President and Chief Executive Officer since January 1, 1999 and has been a Director of the Company since 1989. Prior to that time, she served as Vice President of Operations since September of 1995 after serving as Co-Chairperson of the Board of Directors from December of 1994 to July of 1995. Ms. Dwyer-Owens also served as Secretary of the Company from 1989 through December of 1998. Ms. Dwyer-Owens was also employed by Dwyer Real Estate and Development, Inc., a real estate concern located in Waco, Texas, from June of 1981 until December of 2000. She also serves as Director to Rainbow, Mr. Rooter, Dwyer Group Canada and National Accounts. Ms. Dwyer-Owens has approximately 20 years experience in the franchising industry.

         Robert Tunmire, 43, has been Executive Vice President since January 1, 1999 and a Director of the Company since 1989. Prior to that time, he served as President and Chief Executive Officer of the Company since December of 1994 after serving as Executive Vice President since June of 1993. Mr. Tunmire also currently serves as President of Glass Doctor. Mr. Tunmire served as President of the Company, then operating as Mr. Rooter Corporation, from January of 1992 through May of 1993. From 1989 to 1992, he served as Vice President of Mr. Rooter. From December of 1980 until May of 1989, Mr. Tunmire was employed by Rainbow, most recently as Executive Vice President of Franchise Counseling. Mr. Tunmire has approximately 25 years experience in the franchising industry.

         Donald J. Dwyer, Jr., 36, has served as a Director since May of 1989. Mr. Dwyer is currently, and has been since 1994, employed by the Company as Director of International Operations. He previously served as Director of International Operations for Rainbow from 1987 to 1994. Mr. Dwyer has approximately 17 years experience in the franchising industry.

         James L. Sirbasku, 61, has served as a Director since July of 1994. He has served as Chairman and Chief Executive Officer of Profiles International, Inc., an international company providing pre-employment evaluation systems, since March of 1991. From 1980 to 1991, Mr. Sirbasku served as President of SMI International, Inc., a company specializing in franchising businesses. Mr. Sirbasku has over 26 years experience in the franchising industry.

         John P. Hayes, 51, has served as a Director since July of 1994. He founded and served, from January of 1987 to 1995, as President of The Hayes Group, Inc., an international marketing and promotion company specializing in franchised businesses. Since January of 1996, Mr. Hayes has served as a consultant to franchisors. Mr. Hayes has approximately 22 years experience in the franchising industry.

         Donald E. Latin, 70, has served as a Director since July of 1995. He founded and, since 1986, has served as President of D. Latin and Company, Inc., an investment banking company which provides such corporate finance services as: the raising of capital, mergers and acquisitions, valuation of businesses, fairness opinions, and other financial advisory services.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES.


                                   MANAGEMENT

EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

NAME                                      AGE                 POSITION
----                                      ---                 --------
Dina Dwyer-Owens..........................38..................President, Chief Executive Officer and Director
Robert Tunmire............................42..................Executive Vice President and Director
Thomas J. Buckley.........................54..................Vice President, Treasurer and Chief Financial
Officer
Deborah Wright-Hood.......................40..................Vice President of Administration and Assistant
                                                              Treasurer
Michael Bidwell...........................43..................Chief Operating Officer


         (1) Information concerning the business experience of Mr. Tunmire and Ms. Dwyer-Owens is provided under the section entitled "Election of Directors".

         Thomas J. Buckley has served as Treasurer and Chief Financial Officer since August of 1997 and as Vice President since June of 1998. He has also served as President of Mr. Electric since May of 1999. Prior to employment by the Company, he served as Chief Financial Officer of Watermarc Food Management Co. ("Watermarc") since 1994. Mr. Buckley resigned as an officer of Watermarc effective July 1, 1997. In January of 1999, Watermarc filed for bankruptcy protection under Chapter XI of the U.S. Bankruptcy Code. From 1990 to 1994, Mr. Buckley served as Vice President of Finance and Franchising for Western Sizzlin' Restaurants. Mr. Buckley has also owned and operated his own franchising business as a regional franchisor of SpeeDee Oil Change & Tune-Up, and has 19 years overall experience in the franchising industry.

         Deborah Wright-Hood has served as Secretary of the Company since December of 1998 and as Vice President of Administration since June of 1998. Prior to that time, she was employed by the Company in various capacities since 1985, including Director of Administration since 1994. Ms. Wright-Hood was also President of Worldwide Supply, Inc. from 1985 until December of 2000. Ms. Wright-Hood has over 21 years experience in the franchising industry.

         Michael Bidwell has been Chief Operating Officer since July of 2000, has been President of Rainbow since July of 1995 and President of Mr. Rooter and Mr. Appliance since August of 1998. Mr. Bidwell was a Rainbow franchisee from April of 1984 to June of 1995, and a Mr. Rooter franchisee from August of 1992 to June of 1995. From 1986 to June of 1995, Mr. Bidwell served as President of Ramsoo, Inc., an Arizona corporation, which operated Rainbow and Mr. Rooter franchises. From November of 1987 until July of 1995, Mr. Bidwell was also a franchisee and regional director for Worldwide Refinishing Systems, Inc., a related party to the Company. Mr. Bidwell also serves as a Director of National Accounts. Mr. Bidwell has over 16 years experience in the franchising industry.

                             EXECUTIVE COMPENSATION



SUMMARY COMPENSATION TABLE


         The following information sets forth compensation earned by the Company's Chief Executive Officer and all other of its executive officers whose annual compensation exceeded $100,000 in 2000, for services rendered for the Company and its Subsidiaries during the fiscal years indicated:

                           SUMMARY COMPENSATION TABLE


                                                                                                        LONG TERM
                                                            ANNUAL COMPENSATION                       COMPENSATION
                                             --------------------------------------------------       ------------
           NAME AND                                                                               SECURITIES UNDERLYING
      PRINCIPAL POSITION            YEAR         SALARY($)         BONUS($)        OTHER($)              OPTIONS
      ------------------            ----         ---------         --------        --------              -------
Dina Dwyer-Owens,                   2000         $142,822        $  40,172               --                 --
   President and CEO                1999           81,125              300               --                 --
                                    1998           76,111            7,000               --                 --

Robert Tunmire,                     2000     (1) $125,716        $ 132,650               --                 --
   Executive Vice President         1999     (1)  125,215          104,932               --                 --
                                    1998     (1)  218,616           20,000               --                 --

Thomas J. Buckley,                  2000         $126,890          $68,072               --                5,000
   Vice President & Chief           1999          112,692            1,555               --               12,000
   Financial Officer                1998          103,846           10,000               --               15,000

Michael Bidwell,                    2000         $117,756        $ 235,372               --                5,000
   Chief Operating Officer          1999          117,305           96,816               --               16,000
                                    1998          127,083           31,286               --                 --

Deborah Wright-Hood                 2000         $ 87,000        $  19,149               --                 --
   Secretary & Vice                 1999           74,889            1,647               --                 --
   President of                     1998           87,317            3,374               --                 --
   Administration

-----------------------------------

(1)      Includes salary plus commissions from franchise sales.










                     THIS SECTION LEFT INTENTIONALLY BLANK.

The following table sets forth information regarding options granted to the named executive officers during the fiscal year ended December 31, 2000:

                        OPTION GRANTS IN LAST FISCAL YEAR


                                  NUMBER OF            PERCENT OF TOTAL
                                  SECURITIES          OPTIONS GRANTED TO            EXERCISE
                                  UNDERLYING               EMPLOYEES                 OR BASE                EXPIRATION
           NAME                OPTIONS GRANTED          IN FISCAL YEAR              PRICE (1)                  DATE
           ----                ---------------          --------------              ---------                  ----
Dina Dwyer-Owens                       --                      --                       --                       --
Robert Tunmire                         --                      --                       --                       --
Thomas J. Buckley                   5,000                     8.5%                    $2.50                  1/27/10
Michael Bidwell                     5,000                     8.5%                    $2.38                   9/1/10
Deborah Wright-Hood                    --                      --                       --                       --


-----------------------------

(1) Reflects the per share exercise price, which is equal to or greater than the closing market price of the underlying security on the date of grant.

The following table shows option exercises during the year ended December 31, 2000 and the value of unexercised options at December 31, 2000 for the named executive officers who exercised options during 2000 or who had unexercised options at December 31, 2000:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                              NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING                 VALUE OF
                                                                             UNEXERCISED             UNEXERCISED IN-
                                                                          OPTIONS AT FISCAL         THE-MONEY OPTIONS
                                                                              YEAR END             AT FISCAL YEAR END
                              SHARES ACQUIRED                               (EXERCISABLE/             (EXERCISABLE/
           NAME                 ON EXERCISE         VALUE REALIZED         UNEXERCISABLE)          UNEXERCISABLE) (1)
           ----                 -----------         --------------         -------------           ------------------
Dina Dwyer-Owens                        --                 --                5,000 / -0-                 $0 / $0
Robert Tunmire                          --                 --               100,000 / -0-                $0 / $0
Thomas J. Buckley                       --                 --              46,923 / 49,282               $0 / $0
Michael Bidwell                         --                 --              68,200 / 27,800               $0 / $0
Deborah Wright-Hood                     --                 --                 -0- / -0-                  $0 / $0


-----------------------------

(1) The closing price of the Common Stock on December 31, 2000 was $1.88 per share.

COMPENSATION OF DIRECTORS

         Directors are not compensated for their attendance at meetings, but the Company reimburses the non-employee directors for expenses incurred by them in attending the meetings. Non-employee directors are eligible to receive stock options.


                      PROPOSAL 2: AMENDMENT OF OPTION PLAN

         On December 23, 1997, the Board of Directors adopted (ratified by the Company's shareholders on June 30, 1998), the Company's 1997 Option Plan ("Option Plan") as a replacement for the Company's 1986 Option Plan, which had expired, as to the issuance of additional shares.

         The purpose of the Option Plan is to provide key employees and eligible officers and directors with a proprietary interest in the Company through the granting of options that will (a) increase the interest of such persons in the Company's welfare, (b) furnish an incentive to such persons to continue their services to the Company, and (c) provide a means through which the Company may attract persons to enter its employ or accept a directorship. On March 1, 2001, the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Option Plan that would increase the number of shares available under the Option Plan from 700,000 to 850,000.

         Approval of the proposed amendment to the Option Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to be voted, in person or by proxy, at the Annual Meeting.


DESCRIPTION OF PLAN

         The Option Plan provides for the grant of options to eligible employees, officers, and directors for the purchase of Common Stock of the Company. The Option Plan currently covers, in the aggregate (including any and all options exercised or outstanding under the Company's 1986 Option Plan), a maximum of 700,000 shares of Common Stock. The Option Plan provides for the granting of qualified ("Incentive Options") stock options (options which meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code")) and nonqualified ("Non-Incentive Options") stock options (options which do not meet the requirements of Section 422A of the Code) to eligible key employees, officers, consultants and directors of the Company.

         The Board of Directors currently administers the Option Plan, designates the optionees, the number of shares subject to the options and the terms and conditions of each option. If the Board of Directors so elects, the Option Plan may be administered by a stock option committee (the "Committee") appointed by the Board of Directors and comprised of members of the Board of Directors. Shares of Common Stock issued upon exercise of the options granted under the Option Plan may be treasury or authorized but unissued shares. If an option under the Option Plan expires or terminates before it has been exercised in full, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Option Plan. The number of shares available for options and subject to options, and the exercise price hereinafter described, are to be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transactions affecting the shares.

         The exercise price of each option granted under the Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of Incentive Options granted to employees owning more than 10% of the Common Stock of the Company). No option may terminate later than 10 years from the date of grant.

         Options granted under the Option Plan become exercisable at the rate of 20% of the number of shares covered thereby per year, beginning one year from the date of grant, unless otherwise determined by the Board of Directors or the Committee at the time an option is granted.

         The Board of Directors may amend, alter, suspend or discontinue the Option Plan or alter or amend (including decreasing the option price by cancellation and substitution of options or otherwise) any option agreements granted under the Option Plan. However, without the approval of the shareholders, the Board of Directors may not alter the provisions of the Option Plan to materially increase the benefit accruing to participants under the Option Plan, to materially increase the number of securities which may be issued under the Option Plan, or to materially modify the requirements as to eligibility for participation in the Option Plan.

         At December 31, 2000, a total of 609,375 options were outstanding. In addition, 52,500 options granted under the Plan had been exercised as of that date.

         On March 1, 2001, the Board of Directors granted options to purchase a total of 97,625 shares of Common Stock under the Option Plan, at an exercise price of $2.25 per share. Officer and director stock option grants were as follows: Thomas J. Buckley - 25,000 shares; Don Latin - 20,000 shares; John Hayes - 10,000 shares; and Jim Sirbasku - 10,000 shares. The above option grants are subject to final approval of the amendment to the Option Plan by affirmative vote of the shareholders as described herein, which would increase the number of shares available under the plan to 850,000.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE OPTION PLAN, AS PROPOSED ABOVE.


                   PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company, upon recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP to serve as independent accountants of the Company for the year ending December 31, 2001, subject to ratification of this appointment by the shareholders of the Company. BDO Seidman, LLP is considered by the Board of Directors of the Company to be well qualified.

         One or more representatives of BDO Seidman, LLP will be available during the Annual Meeting of Stockholders to respond to appropriate questions.

         Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will reconsider the appointment.

DISCLOSURE OF AUDIT AND OTHER FEES

         Fees paid by the Company for the year 2000 annual audit were approximately $84,000. The Company did not pay any fees to its auditors during the last fiscal year for financial information systems design and implementation fees. The Company paid approximately $36,000 to its auditors for all other fees, which includes fees for tax consulting and the audit of the Company's employee benefit plan. All fees were paid to the Company's principal accounting firm, BDO Seidman, LLP. The Audit Committee has considered whether the provision of the services included in other fees is compatible with maintaining the auditor's independence.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY, AS PROPOSED ABOVE.

                              CERTAIN TRANSACTIONS

         The Company engages in a number of transactions with its Chairperson of the Board and majority stockholder, Ms. Theresa Dwyer ("Ms. Dwyer"), and with entities controlled by Ms. Dwyer ("Affiliates").

         From December 31, 2000, when an operating lease expired, until April of 2001, the Company leased its principal executive and administrative facilities from an Affiliate, under a month-to-month operating lease requiring monthly payments of approximately $33,000. In April of 2001, the Company purchased these facilities (land, buildings and equipment), plus adjoining land for possible expansion, from the Affiliate for approximately $3.7 million, which equaled the appraised value of the facilities. The Company paid approximately $1.5 million in cash to pay off an existing mortgage, with the remaining amount paid in cash to the Affiliate. Approximately $2.2 million in cash was then paid back to the Company as payment on debt due from Affiliates. The net cash paid by the Company was funded by a portion of a $2.9 million mortgage loan from a bank.

         In addition to rent, the Company paid for repairs and maintenance, promotional materials and other services received from Affiliates. The Company expensed approximately $425,000 for these rents and services in 2000, and $387,000 in 1999.

         The Company recognized income from Affiliates for accounting, legal and administrative services, interest income, product sales commissions and management fees of approximately $612,000 in 2000, and $582,000 in 1999. In addition, from time-to-time, the Company and its Affiliates have made advances to each other, which generally have not had specific repayment terms and have been reflected in the Company's financial statements as accounts receivable or payable from related parties. These advances typically result from the payment of an invoice by one entity for services or items performed or delivered on behalf of the Company and one or more of its Affiliates. The company that pays the invoice is eventually reimbursed by the other companies for the appropriate amount based on a pro rata allocation of the services provided to each company.

         In both 2000 and 1999, the Company paid an independent director approximately $31,000 for consulting services. In addition, another independent director provides consulting services regarding public relations, marketing and special projects to the Company. The Company paid approximately $113,000 and $123,000, in 2000 and 1999, respectively, for these services.

         At December 31, 2000 and 1999, the Company had accounts, interest and notes receivable from related parties totaling approximately $2,679,000 and $2,229,000, respectively, the majority of which was due from Affiliates. Ms. Dwyer has guaranteed payment of all amounts due from Affiliates.

         Dina Dwyer-Owens, Deborah Wright-Hood, Donald J. Dwyer, Jr., Darren Dwyer, Douglas Dwyer, and Donna Dwyer-Van Zandt are the children of Theresa Dwyer ("Ms. Dwyer") and the late founder, Donald J. Dwyer, Sr. ("Mr. Dwyer").


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than 10 percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it with respect to the fiscal year ended December 31, 2000, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with, except that during 2000 the following persons were late in filing one report each: Messers. Tunmire, Donald Dwyer, Jr., Ms. Dwyer, Ms. Wright-Hood and Ms. Dwyer-Owens. No other officer, director or ten percent holder was late in filing reports pursuant to Section 16(a).

                   BOARD AND COMMITTEE MEETINGS AND STRUCTURE

         The Board of Directors met four times during 2000 and additionally took action 31 times by means of written consent. Each director attended all of the meetings with the exception of Mr. Sirbasku, who was not present at two of the meetings and Donald Dwyer, Jr., who was not present at one of the meetings. Non-employee directors are reimbursed for expenses incurred for their attendance at Board of Directors meetings and are eligible to receive stock options.

Audit Committee

         The Audit Committee, comprised of three independent directors, Messrs. Latin, Hayes and Sirbasku, met twice during 2000. All members attended. The Committee recommends the independent certified public accountants to the Board of Directors for approval, holds discussions with the independent accountants regarding their independence and objectivity, reviews the adequacy of internal controls, reviews management's responses to any weaknesses reported by the independent accountants or others, considers the adequacy of the Audit Committee Charter (See Exhibit A), reviews the Company's Securities and Exchange Commission filings and other public financial reports, and reviews significant financial reporting issues with the Company's Chief Financial Officer and independent accountants.

Compensation Committee

         The Compensation Committee, comprised of Ms. Dwyer, Messers. Hays, Latin and Sirbasku, met five times during 2000 and took action one time by means of written consent. All members attended with the exception of Mr. Sirbasku, who was not present at any of the meetings. The Committee sets the compensation and benefit packages for key executives and makes determinations in regard to the Company's 1997 Stock Option Plan.

         The Board of Directors does not have a nominating committee.


               INDEPENDENT ACCOUNTANT AND AUDIT COMMITTEE MATTERS

General

         BDO Seidman, LLP served as the Company's independent public accountant for the year ended December 31, 2000. A representative of BDO Seidman, LLP will be available to respond to appropriate questions during the annual meeting.

Audit Committee Report

         Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountant is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee of the Board of Directors has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee has discussed the consolidated financial statements with BDO Seidman, LLP, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from BDO Seidman, LLP regarding its independence from the Company as required by Independence Standards Board Standard No 1 (Independence Discussions with Audit Committees), has discussed with BDO Seidman, LLP the independence of that firm and has considered the compatibility of non-audit services with the independence of BDO Seidman, LLP.

         Based upon the above materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

                                               The Audit Committee

                                               Donald E. Latin, Chairman
                                               John Hayes
                                               James L. Sirbasku


                              SHAREHOLDER PROPOSALS

         Any proposals that shareholders of the Company desire to have presented at the 2002 annual meeting of shareholders must be received by the Company at its principal executive offices no later than December 31, 2001.


                                  MISCELLANEOUS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.




                                     By Order of the Board of Directors





                                            DEBORAH WRIGHT-HOOD
                                                Secretary



Waco, Texas
May 31, 2001

THE DWYER GROUP, INC.

The undersigned hereby (i) acknowledges receipt of the Notice dated May 31, 2001, of the Annual Meeting of Shareholders of The Dwyer Group, Inc. (the "Company") to be held at the Company's offices located at 1010 N. University Parks Drive, Waco, Texas on Friday, June 22, 2001, at 10:00 A.M., local time, and the Proxy Statement in connection therewith; and (ii) appoints Deborah Wright-Hood as proxy with full power of substitution, for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that the proxy vote as follows:

(a) Proposal to elect the seven directors to serve until the next annual meeting of the shareholders or until their respective successors are elected and qualified.


[ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY to vote for all
    (except as marked to the contrary)        nominees listed below


Directors:  Donald J. Dwyer, Jr., Theresa Dwyer, Dina Dwyer-Owens, John P.
            Hayes, Donald E. Latin, James L. Sirbasku, and Robert Tunmire

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

--------------------------------------------------------------------------------

(b)      Proposal for the amendment to the Company's 1997 Stock Option Plan.

           [ ] FOR                  [ ] AGAINST                   [ ] ABSTAIN

(c) Proposal to ratify the appointment of BDO Seidman, LLP as independent accountants for the Company and its wholly owned subsidiaries for the year ended December 31, 2001.

           [ ] FOR                  [ ] AGAINST                   [ ] ABSTAIN

(d) In the discretion of the proxy on any other matter that may properly come before the meeting or any adjournment thereof.

           [ ] FOR                  [ ] AGAINST                   [ ] ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NAMED NOMINEES FOR DIRECTOR AND FOR THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such Common Stock and hereby ratifies and confirms that all proxies, their substitutes, or any of them may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                    Dated:
                                          --------------------------------------
                                    Signed:
                                           -------------------------------------
                                    Signed:
                                           -------------------------------------

                                    Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each must sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the Proxy should be signed by a duly authorized officer.

                                    Please date, sign and mail this proxy card in the enclosed envelope. No postage is required.